Exhibit 99.1

1301 MCKINNEY STREET SUITE 2800 HOUSTON, TX 77010

NEWS RELEASE

ZAZA ENERGY CORPORATION ANNOUNCES RECEIPT OF NASDAQ NOTICE OF BID PRICE DEFICIENCY

No immediate effect on listing; minimum of 180 days to regain compliance

HOUSTON, TX (March 21, 2014) – ZaZa Energy Corporation (the “Company” or “ZaZa”) (NASDAQ: ZAZA) today announced that on March 18, 2014, the Company received a letter from NASDAQ Stock Market LLC (“NASDAQ”) indicating that it is not in compliance with the minimum bid price requirement for continued listing set forth in Listing Rule 5550(a)(2) which requires listed securities to maintain a minimum bid price of $1.00 per share.

The Company has options available to ensure continued listing on the NASDAQ, and management and the Board of Directors are evaluating the most optimal path forward.  As of yesterday, the ZAZA share price was $0.78, and the Company will actively monitor the bid price for its common stock.

According to the letter from NASDAQ, ZaZa has been given a grace period of six months (180 calendar days), beginning March 18, 2014 to regain compliance with the minimum bid price requirement. ZaZa can regain compliance if, at any time before this period ends, the bid price of its common stock closes at or above $1.00 per share for a minimum of ten consecutive business days. If ZaZa cannot demonstrate compliance by the end of this grace period, the Company may then be eligible for an additional six month (180 calendar days) period to regain compliance if it meets the NASDAQ Capital Market´s initial listing standards with the exception of the minimum bid price requirement.

During the initial 180 calendar day period (and potential, additional 180 day calendar period) ZaZa´s common stock will continue to trade on the NASDAQ Capital Market under the symbol “ZAZA”.  Therefore, the NASDAQ Staff Deficiency Letter has no immediate impact on the listing of the common stock of ZAZA.

About ZaZa Energy Corporation

Headquartered in Houston, Texas, ZaZa Energy Corporation is a publicly-traded exploration and production company with primary assets in the Eagle Ford and Eagle Ford East resource plays in Texas.  More information about the Company may be found at www.zazaenergy.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including without limitation, statements and projections regarding the Company’s future financial position, operations, performance, business strategy, stock price, returns, budgets, reserves, levels of production and costs, ability to raise additional capital or refinance indebtedness, statements regarding future commodity prices and statements regarding the plans and objectives of the Company’s management for future operations, are forward-looking statements.  The Company’s forward looking statements are typically preceded by, followed by or include words such as “will,” “may,” “could,” “would,” “should,” “likely,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “goal,” “project,” “plan,” “intend” and similar words or expressions.  The Company’s forward-looking statements are not guarantees of future performance and are only predictions and statements of the Company’s beliefs based on assumptions that may prove to be inaccurate.  Forward-looking statements involve known, unknown or currently unforeseen risks and uncertainties that may be outside of the Company’s control and may cause the Company’s actual results and future developments to differ materially from those projected in, and contemplated by, such forward-looking statements.  Risks, uncertainties and other factors that could cause the Company’s actual results to materially differ from the

713-595-1900 (OFFICE)   •   713-595-1919 (FAX)   •   WWW.ZAZAENERGY.COM

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expectations reflected in the Company’s forward-looking statements are listed in the reports and other filings that the Company has filed and may file with the Securities and Exchange Commission, and include the impact of changes in the capital markets, financial markets and commodities prices in the U.S. and worldwide.  Any forward-looking statements made by the Company in this presentation and in other written and oral statements are based only on information currently available to the Company and speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future developments or otherwise.

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JMR Worldwide

Jay Morakis, Partner

+1 212-266-0191

jmorakis@jmrww.com